U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2008

Citigroup Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, New York, New York (Address of principal executive offices)		10043 (Zip Code)

(212) 559-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.

Current Report on Form 8-K

Item 3.02  Unregistered Sales of Equity Securities.

                                                (a)  On January 15, 2008, Citigroup Inc. (“Citigroup”) announced it has raised a total of $12.5 billion of capital through the sale of convertible preferred securities in a private offering which has been completed, subject to settlement.

Item 8.01  Other Events.

                                                Also on January 15, 2008 , Citigroup announced a lowering of its quarterly dividend on common stock to $.32 per share.  At the same time, Citigroup announced that it will continue selling non-core assets.

                                                A copy of the press release announcing the events described above and including a summary of the terms of the convertible preferred stock sold in the private offering is being filed as Exhibit 99.1 to this Form 8-K.  A full description of the terms of the convertible preferred stock sold in the private offering is being filed as Exhibit 99.2 to this Form 8-K. Both exhibits are incorporated herein by reference in their entirety.

Item 9.01  Financial Statements and Exhibits.

                                                (d)  Exhibits.

Exhibit Number
99.1	Press Release, dated January 15, 2008, issued by Citigroup Inc.

99.2	Description of the Convertible Preferred Stock.

SIGNATURE

                                                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

Dated: January 15, 2008
	By:	/s/ MICHAEL S. HELFER
		Name:	Michael S. Helfer
		Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number
99.1	Press Release, dated January 15, 2008, issued by Citigroup Inc.

99.2	Description of the Convertible Preferred Stock.